April 30, 2007

Cell Genesys, Inc.
500 Forbes Boulevard
South San Francisco, California 94080

Re: Registration of Securities of Cell Genesys, Inc.

Ladies and Gentlemen:

Per your request, we have examined the Registration Statement (“Registration Statement”) on Form S-3 of Cell Genesys, Inc., a Delaware Corporation (the “Company”), to be filed with the Securities and Exchange Commission on or about April 30, 2007, including a prospectus (the “Prospectus”), as supplemented from time to time by one or more prospectus supplements, which provides for the registration by the Company of:

•	shares of its common stock, $0.001 par value per share (“Common Stock”);

•	shares of its preferred stock, $0.001 par value per share (“Preferred Stock”);

•
depositary shares (the “Depositary Shares”) evidenced by depositary receipts representing fractional shares of Preferred Stock, which may be issued under a deposit agreement to be dated on or about the date of the first issuance of Depositary Shares thereunder, between the Company and a depositary to be selected by the Company, the form of which is filed as Exhibit 4.14 to the Registration Statement;

•
senior debt securities, in one or more series (the “Senior Debt Securities”), which may be issued under the indenture (including any supplements thereto, the “Senior Indenture”) to be dated on or about the date of the first issuance of the Senior Debt Securities, between the Company and a trustee to be selected by the Company (the “Trustee”), the form of which is filed as Exhibit 4.12 to the Registration Statement;

•
subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be issued under the indenture (including any supplements thereto, the “Subordinated Indenture”) to be dated on or about the date of the first issuance of the Subordinated Debt Securities, between the Company and the Trustee, the form of which is filed as Exhibit 4.13 to the Registration Statement; and

•
warrants to purchase Common Stock, Preferred Stock, Depositary Shares, Senior Debt Securities and/or Subordinated Debt Securities (the “Warrants”), which may be issued under warrant agreements, the forms of which are attached as Exhibits 4.4, 4.6, 4.8 and 4.10, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, between the Company and a warrant agent to be selected by the Company, the forms of which are filed as Exhibits 4.5, 4.7, 4.9 and 4.11 to the Registration Statement.

The Common Stock, the Preferred Stock, the Depositary Shares, the Senior Debt Securities, the Subordinated Debt Securities and the Warrants are collectively referred to herein as the “Securities.” The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended. The aggregate public offering price of the Securities being registered will be $150,000,000. The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the Prospectus.

In connection with rendering this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company’s Certificate of Incorporation, as on file with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”); the Company’s Amended and Restated Bylaws, as amended and restated to the date hereof, as they appear in the minute book of the Company (the “Bylaws”); and such other original instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.  With respect to the Common Stock offered under the Registration Statement (the “Offered Common Stock”), provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplements required by applicable laws have been delivered as required by such laws, (ii) the issuance of the Offered Common Stock has been duly authorized by all necessary corporate action on the part of the Company, (iii) the issuance and sale of the Offered Common Stock does not violate any applicable law or the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the certificates for the Offered Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Offered Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplements and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Offered Preferred Stock (as defined below) or convertible Offered Debt Securities (as defined below) in accordance with their terms, or upon exercise of any Offered Warrants (as defined below) in accordance with their terms, will be duly authorized, validly issued, fully paid and non-assessable.

2.  With respect to the Preferred Stock offered under the Registration Statement (the “Offered Preferred Stock”), provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplements required by applicable laws have been delivered as required by such laws, (ii) the issuance of the Offered Preferred Stock has been duly authorized by all necessary corporate action on the part of the Company, (iii) the issuance and sale of the Offered Preferred Stock does not violate any applicable law or the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the certificates for the Offered Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Offered Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplements and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Offered Debt Securities in accordance with their terms, or upon exercise of any Offered Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and non-assessable.

3.  With respect to any series of Debt Securities issued under the Senior Indenture or the Subordinated Indenture, as applicable, and offered under the Registration Statement (the “Offered Debt Securities”), provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplements required by applicable laws have been delivered as required by such laws, (ii) the issuance of the Offered Debt Securities has been duly authorized by all necessary corporate action on the part of the Company, (iii) the issuance and sale of the Offered Debt Securities does not violate any applicable law or the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the Offered Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Senior Indenture or Subordinated Indenture, as applicable, and duly delivered to the purchasers thereof against payment therefor, then the Offered Debt Securities, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplements and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Offered Warrants in accordance with their terms or upon exercise of any Offered Warrants (as defined below) in accordance with their terms, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

4.  With respect to the Warrants offered under the Registration Statement (the “Offered Warrants”), provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplements required by applicable laws have been delivered as required by such laws, (ii) the issuance of the Offered Warrants has been duly authorized by all necessary corporate action on the part of the Company, (iii) the issuance and sale of the Offered Warrants does not violate any applicable law or the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the Offered Warrants have been duly executed and delivered by the Company and authenticated by the warrant agent therefor pursuant to the applicable warrant agreement and duly delivered to the purchasers thereof against payment therefor, then the Offered Warrants, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplements and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Offered Preferred Stock or convertible Offered Debt Securities in accordance with their terms, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

5.  With respect to any Depositary Shares offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplements required by applicable laws have been delivered as required by such laws, (ii) the issuance of the Depositary Shares has been duly authorized by all necessary corporate action on the part of the Company, (iii) the issuance and sale of the Depositary Shares does not violate any applicable law or the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements set forth in the Registration Statement), and (v) the certificates for the Depositary Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefore in accordance with the applicable deposit agreement and the applicable purchase, underwriting or similar agreement, the Depositary Shares will be duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Depositary Shares as contemplated by the Registration Statement, the Depositary Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof and any amendments thereto. This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purposes, or relied upon by any other person, firm or other entity for any purpose, without our prior written consent

Very truly yours,

/s/ O’MELVENY & MYERS LLP